EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation in the Registration Statement on Amendment No. 2 to Form S-4 of Hyperion Energy, Inc., pertaining to 18,837,998 shares of Common Stock of Hyperion Energy, Inc., of  (a) our report dated July 24, 2007, with respect to the financial statements of the Staffing and Workforce Solutions Business of Accountabilities, Inc. for the year ended September 30, 2006 and for the period from September 1, 2005 (Date of Inception) to September 30, 2005, (b) our report dated May 24, 2007, with respect to the financial statements of The Culver City, California, Lawndale, California and Orange, California Offices of Stratus Services Group, Inc. for the years ended September 30, 2005 and 2004, (c) our report dated August 10, 2007, with respect to the financial statements of Restaff Services, Inc. for the year ended December 31, 2006 and for the period from April 12, 2005 (Date of Inception) to December 31, 2005, and (d) our report dated July 2, 2007, with respect to the financial statements of US Temp Services, Inc. for the years ended December 31, 2005 and 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

                            /s/ MILLER, ELLIN & COMPANY, LLP
                            CERTIFIED PUBLIC ACCOUNTANTS

New York, New York
November 15, 2007